Schedule 14A Information

                   Proxy Statement Pursuant to Section 14(a) of the
                             Securities Exchange Act of 1934

    Filed by the Registrant   :
    Filed by a party other than the Registrant   9
    Check the appropriate box:
        9  Preliminary proxy statement
        :  Definitive proxy statement
        9  Definitive additional materials
        9 Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                         Collins Industries, Inc.
              (Name of Registrant as Specified in Its Charter)

    Payment of Filing Fee (Check the appropriate box):

          :  $125 per Exchange Act Rule 0-11(c) (1) (ii), 14a-6(i) (1),
    or 14a-6(i) (2).
          9 $500 per each party to the controversy prusuant to Exchange Act Rule 14a-6(i) (3).
          9 Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11

          (1) Title of each class of securities to which transaction applies:

          (2) Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          (4)  Proposed maximum aggregate value of transaction:

           9 Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1) Amount previously paid: Wire transferred $125 on 1/19/99 for the filing fee to Mellon Bank, Pittsburgh, Pennsylvania, ABA #043000261, SEC Account #9108739.

          (2)  Form, schedule or registration statement no.:

          (3)  Filing party:

          (4)  Date filed:  January 19, 1999


    COLLINS INDUSTRIES, INC.
    15 Compound Drive
    Hutchinson, Kansas 67502-4349
    (316) 663-5551

    January 21, 1999

    Dear Stockholder,

        You are cordially invited to attend the Annual Meeting of Stockholders of Collins Industries, Inc. which will be held at 10:00 a.m., local time, on Friday, February 26, 1999, at the NationsBank Auditorium, 100 North Broadway, Wichita, Kansas 67202.

        We plan to review the status and future opportunities for the Company and the industries we serve. The principal business matters to be considered at the meeting will be the election of two directors and the ratification of auditors for the fiscal year ending October 31, 1999.

        Attached you also will find the Notice of the Annual Meeting of Stockholders and your proxy for the meeting. It is important that your shares be represented at the meeting, and we hope you will be able to attend the meeting in person. Whether or not you plan to attend the meeting, please be sure to complete and sign the enclosed proxy and return it to us in the envelope provided as soon as possible so that your shares may be voted in accordance with your wishes. Your prompt response will save the Company the cost of further solicitation of unreturned proxies.

    We look forward to seeing you on February 26.

                                   Sincerely yours,

                                   Don L. Collins
                                   Chairman of the Board



                           COLLINS INDUSTRIES, INC.
                              15 Compound Drive
                           Hutchinson, Kansas 67502

                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        To Be Held On February 26, 1999

         NOTICE IS HEREBY GIVEN THAT the annual meeting of Stockholders (the "Annual Meeting") of Collins Industries, Inc. a Missouri corporation (the "Company"), will be held at the NationsBank
    Auditorium, 100 North Broadway, Wichita, Kansas, on Friday,
    February 26, 1999, at 10:00 a.m., local time, for the purpose of considering and voting upon the following matters:

         1. The election of two directors to serve their respective terms and until their successors shall be elected and shall qualify;

         2. Ratification of the appointment of Arthur Andersen LLP, as independent public accountants for the Company for the fiscal year ending October 31, 1999; and

         3. The transaction of such other business as may properly come before the meeting and any adjournments thereof.

         All of the above matters are more fully described in the accompanying Proxy Statement, into which this notice is incorporated by reference.

    The Board of Directors has fixed the close of business on December 31, 1998, as the date of record for determining stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournments thereof. The stock transfer books of the Company will remain open between the record date and the date of the meeting.

         IN ORDER THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING, PLEASE FILL OUT, DATE, SIGN AND RETURN THE ENCLOSED PROXY
    PROMPTLY OR PLAN TO ATTEND THE ANNUAL MEETING IN PERSON. A RETURN-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE, IS ENCLOSED. IF YOU LATER DESIRE TO REVOKE OR CHANGE YOUR PROXY FOR ANY REASON,
    YOU MAY DO SO AT ANY TIME BEFORE THE VOTING, BY DELIVERING TO THE COMPANY A WRITTEN NOTICE OF REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE OR BY ATTENDING THE ANNUAL MEETING AND
    VOTING IN PERSON.

                                         By order of the Board of Directors

    Dated: January 21, 1999
                                         Lewis W. Ediger
                                         Secretary



                           COLLINS INDUSTRIES, INC.
                              15 Compound Drive
                            Hutchinson, Kansas 67502

                               PROXY STATEMENT
                       ANNUAL MEETING OF STOCKHOLDERS
                       To be held on February 26, 1999
                             GENERAL INFORMATION

         INTRODUCTION. This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of Collins Industries, Inc. ("the Company") of proxies for use at the annual meeting of Stockholders to be held on Friday, February 26, 1999 at 10:00 a.m., local time, at the NationsBank Auditorium, 100 North Broadway, Wichita, Kansas 67202 and at any adjournment thereof (the "Annual Meeting"), and, together with the enclosed Form of Proxy and Annual Report to Stockholders for the fiscal year ended October 31, 1998 (the "Annual Report"), is being mailed to the Stockholders on or about January 21, 1999.
    The address of the principal executive offices of the Company is 15 Compound Drive, Hutchinson, Kansas 67502. Except for items specifically incorporated by reference herein, the Annual Report does not form any part of this Proxy Statement.

         REVOCABILITY OF PROXIES. Each proxy that is properly executed and returned in time for use at the Annual Meeting will be voted at the Annual Meeting, and any adjournments thereof, in accordance with the choices specified. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the voting by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

         COST OF SOLICITATION. The entire cost of solicitation of proxies will be borne by the Company. Solicitation will be made by mail. Additional solicitation may be made by officers and employees of the Company by means of a follow-up letter, personal interview, telephone or telegram. Such persons will receive no additional compensation for such services. Proxy cards and materials also will be distributed to beneficial owners through brokers, custodians, nominees and similar parties, and the Company intends to reimburse such parties for reasonable expenses incurred by them in connection with such distribution.

         QUORUM AND VOTING. The authorized capital stock of the Company consists of 17,000,000 shares of Common Stock, $. 10 par value per share (the "Common Stock") and 3,000,000 shares of Capital Stock, other than Common Stock, $ .10 par value per share (the "Capital Stock"). As of the close of business on December 31, 1998 (the "Record Date"), there were 7,406,481 shares of Common Stock outstanding and no shares of Capital Stock outstanding. All of the issued and outstanding shares of Common Stock of record as of the Record Date are entitled to vote at the Annual Meeting.

         Only stockholders of record of the 7,406,481 shares of Common Stock, outstanding as of the Record Date, will be entitled to vote. Each share of Common Stock is entitled to one vote on all matters, except in the election of directors where the stockholders have cumulative voting rights as described under "Election of Directors." The presence, in person or by proxy, of the holders of record of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are tabulated as if no votes were cast for the matters indicated.

                  MATTERS TO BE ACTED UPON AT THE MEETING

         As indicated in the Notice of Annual Meeting of Stockholders, at the Annual Meeting, two directors will be elected, and the Stockholders will be asked to ratify the appointment of auditors for the fiscal year ending October 31, 1999.

                                 Proposal 1:
                            ELECTION OF DIRECTORS

         The Board of Directors is presently comprised of seven directors serving staggered three-year terms. In August 1998, the Board of Directors increased the number of directors serving on the Board of Directors from six to seven and elected a Director whose term will expire in 2001.

         Each Stockholder has cumulative voting rights in electing directors, which means the number of shares owned may be multiplied by the number of directors to be elected and the cumulative total voted for one (1) candidate or otherwise distributed among any number of candidates. Cumulative voting rights may be exercised in the same manner as other voting rights; that is, by proxy or in person. The two (2) candidates receiving the highest number of votes shall be elected. The two
    (2) persons named in the enclosed proxy, or their substitutes, will vote signed and returned proxies for the nominees listed below and, unless otherwise indicated on the proxy, cumulative votes will be divided equally between the nominees. The proxies cannot be voted for a greater number of persons than the number of nominees named below. Each of the nominees has been designated as such by the Board of Directors for the terms specified by their names, and has agreed to serve if elected. Each of the nominees is currently serving as a director, and information about each nominee is set forth under "Management."

         The Board of Directors has no reason to believe that the nominee will become unavailable for election. However, if for any reason, the nominee is not available for election, another person or persons may be nominated by the Board of Directors and voted for in the discretion of the persons named in the enclosed proxy. Vacancies on the Board of Directors occurring after the election will be filled by Board appointment to serve until the next election of such position by the Stockholders.

           THE BOARD OF DIRECTORS RECOMMENDS ELECTION OF THE NOMINEE

                  Don L. Collins                   3-year term
                  Don S. Peters                    3-year term

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL



         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth information as of December 31, 1998, with respect to (i) each person who is known by the Company to own beneficially in excess of 5% of the outstanding Common Stock, (ii) each director of the Company, (iii) each named executive officer and (iv) all directors and executive officers of the Company as a group. Each person listed below exercises sole voting power and sole investment power unless otherwise indicated by footnote. As of December 31, 1998, there were 7,406,481 shares of Common Stock of the Company issued and outstanding.

                                           Shares
                                        Beneficially     Percentage
    Name and Address                        Owned           Owned

    Collins Industries Tax Deferred        433,839(1)      5.86%
      Savings Plan and Trust
      c/o Bank of Kansas, Trustee
      P.O. Box 1707
      Hutchinson, KS 67504-1707

    Don L. Collins                       1,223,271(2)     16.18%
      157 East New England Avenue,
      Suite 364
      Winter Park, FL 32789

    Donald Lynn Collins                    498,097(3)      6.56%
      15 Compound Drive
      Hutchinson, KS 67502

    Lewis W. Ediger                        341,461(4)      4.58%
      15 Compound Drive
      Hutchinson, KS 67502

    Arch G. Gothard, III                   198,125(5)      2.66%
      15 Compound Drive
      Hutchinson, KS 67502

    Robert E. Lind                         178,471(6)      2.40%
      15 Compound Drive
      Hutchinson, KS 67502

    Don S. Peters                          137,750(7)      1.83%
      15 Compound Drive
      Hutchinson, KS 67502

    William R. Patterson                    10,000            *
      15 Compound Drive
      Hutchinson, KS 67502

    Terry L. Clark                          58,700(8)         *
      15 Compound Drive
      Hutchinson, KS 67502

    Larry W. Sayre                          55,000(9)         *
      15 Compound Drive
      Hutchinson, KS 67502

    All executive officers and           2,827,247(10)    34.92%
      directors as a group
      (12 persons)

    *   Less than 1%.

    (1) As of December 31, 1998, based on information received from the trustee of the Plan.

    (2) Does not include 7,559 shares owned by Sharon Collins, the wife of Mr. Collins, as to which Mr. Collins disclaims beneficial ownership. Includes (i) 155,800 shares deemed beneficially owned pursuant to options exercisable within 60 days and (ii) 64,922 shares owned by Collins Capital Corporation, of which Mr. Collins is an officer, for which Mr. Collins shares voting and investment power.

    (3) Includes (i) 182,600 shares deemed beneficially owned pursuant to options exercisable within 60 days and (ii) 64,922 shares owned by Collins Capital Corporation, of which Mr. Collins is an officer, for which Mr. Collins shares voting and investment power.

    (4) Includes 50,000 shares deemed beneficially owned pursuant to options exercisable within 60 days. Also includes 14,128 shares for which Mr. Ediger shares voting and investment power.

    (5) Includes 55,000 shares deemed beneficially owned pursuant to options exercisable within 60 days. Mr. Gothard has shared investment power with respect to 13,650 shares.

    (6) Includes 35,000 shares deemed beneficially owned pursuant to options exercisable within 60 days.

    (7) Includes 119,000 shares deemed beneficially owned pursuant to options exercisable within 60 days. Mr. Peters has shared investment power with respect to 52,250 shares.

    (8) Includes 30,800 shares deemed beneficially owned pursuant to options exercisable within 60 days.

    (9) Includes 25,000 shares deemed beneficially owned pursuant to options exercisable within 60 days.

    (10) Includes 690,300 shares deemed beneficially owned pursuant to options exercisable within 60 days.

                                   MANAGEMENT

    Directors and Executive Officers

         The following table sets forth certain information with respect to the directors and executive offices of the Company.

    Name                       Age   Position Within The Company

    Don L. Collins (1)          67   Chairman, Director

    Donald Lynn Collins (3)     46   President, Chief Executive Officer,
                                     Director

    Lewis W. Ediger (2)         67   Secretary, Vice-President, Director

    Robert E. Lind (3)          74   Director

    Don S. Peters (1)           69   Director

    Arch G. Gothard, II (2)     53   Director

    William R. Patterson(3)     57   Director

    Terry L. Clark              47   Executive Vice-President Operations

    Larry W. Sayre              50   Vice-President Finance and
                                     Chief Financial Officer

    Rodney T. Nash              53   Vice-President Engineering

    Jack W.Cowden               51   Vice-President Human Resources

    Kent E. Tyler               32   Vice-President Marketing

    (1) Term as director expries in 1999.
    (2) Term as director expires in 2000.
    (3) Term as director expires in 2001.

         Don L. Collins, founder of the Company, has served as Chairman of the Board since its inception in 1971 and served as Chief Executive Officer until 1998. He is Chairman of the
    Board's Executive Committee.

         Donald Lynn Collins joined the Company in 1980 after being associated with Arthur Andersen & Company, an international accounting firm. Mr. Collins has served as Chief Executive Officer of the Company since 1998 and as President since 1990. He served as the Chief Operating Officer from 1988 until 1998. He is a member of the Board's Policy Committee, Nominating Committee, Executive Committee, Compensation Committee, Finance Committee and Audit Committee. He is the son of Don L. Collins.

         Lewis W. Ediger, a director and Vice-President of the Company since 1972, and Secretary since 1991, is a member of the Board's Policy Committee and Executive Committee and is chairman of the Nominating Committee.

         Robert E. Lind, a director of the Company since 1972, was employed by the Company as its purchasing manager from 1972 until his retirement in 1980. He is a member of the Board's
    Compensation Committee.

         Don S. Peters, a director of the Company since 1983, founded and was chairman of Peters, Gamm, West and Vincent, Inc. an investment advisory firm in Wichita, Kansas, from 1983 to December 1991. He has been a financial consultant with Central Plains Advisors, Inc. since December 1991. He is a member of the Board's Audit Committee and is chairman of the Board's Compensation and Policy Committees.

         Arch G. Gothard, III, a director of the Company since 1987, has been president of First Kansas Group, an investment firm in Junction City, Kansas, since January 1988. He was chief financial officer, treasurer and director of Communications Services, Inc. from 1985 to 1989. He is a member of the Board's Nominating Committee and is chairman of the Board's Audit Committee and Finance Committee. Mr. Gothard also serves as a director of Golden Pharmaceuticals, Inc.

         William R. Patterson became a director in 1998. Since August 1998 he has been a principal at Stonecreek Management, LLC. From October 1996 to August 1998, he was Executive Vice President of Premium Standard Forms, Inc., where he served as a consultant and as acting Chief Financial Officer from January 1996 to October 1996. From September 1976 through December 1995 he was a partner in Arthur Andersen LLP. Mr. Patterson also serves as a director of American Italian Pasta Company and Paul Meuller Company.

         Terry L. Clark joined the Company in July 1993 as President of Mobile-Tech Corporation and was promoted to Vice-President Operations of the Company in July, 1994, and to Executive Vice-President Operations of the Company in November 1996. Mr. Clark was President of Quest Communications, Inc. from February 1990 to March 1992 and was Chief Financial Officer and Chief Operating Officer of Ascom Autelca, Inc. from November 1988 to February 1990, two companies serving the telecommunications industry.

         Larry W. Sayre joined the Company in August 1993 as Vice-President Finance and Chief Financial Officer. He has served as Treasurer of the Company since 1995. Mr. Sayre is a certified public accountant and previously served in the consulting division of Grant Thornton, a national accounting firm.

         Rodney T. Nash joined the Company in 1979 as Engineering
    Manager and was named Vice-President Engineering of the Company in November 1986. Prior to joining the Company, he held engineering positions with Hesston Corporation and Butler
    Manufacturing.

         Jack W. Cowden joined the Company in 1989 and was named Vice-President, Human Resources in February 1990. Mr. Cowden has over 20 years Human Resources experience. Prior to joining the Company, he was director of employee relations with a division of Emerson Electric and Cessna Aircraft, respectively.

         Kent E. Tyler joined the Company in December 1997 as Vice-President Marketing. Prior to joining the Company, he was Vice-President of Ackerman McQueen, a full-service national marketing and advertising agency.

         All executive officers serve at the discretion of the Board of Directors.



    Settlement of Securities and Exchange Commission Investigation

         On November 3, 1994, the Securities and Exchange Commission (the "Commission") instituted public administrative proceedings against the Company, Donald Lynn Collins and other representatives of the Company, pursuant to Section 21C of the Securities Exchange Act of 1934 (the "Exchange Act") and Section 8A of the Securities Act of 1933 (the "Securities Act") concerning alleged violations of the anti-fraud, record-keeping and internal controls provisions of the Exchange Act and the Securities Act. Simultaneously with the institution of the proceedings, the Commission accepted an offer of settlement from each respondent in which, without admitting or denying the findings of the Commission, each respondent agreed to the issuance of an order directing the respondent to cease and desist from committing and/or causing violations of certain provisions of the Exchange Act and, as to the Company and Donald Lynn Collins, the Securities Act.

         Section 16(a) - Beneficial Ownership Reporting Compliance

         Section 16(a) of the Exchange Act requires executive officers and directors of the Company, and persons who beneficially own more than ten percent (10%) of the Common Stock (collectively referred to herein as "Reporting Persons"), to file initial reports of ownership and reports of changes in ownership with the Commission. Reporting Persons are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely upon a review of copies of Forms 3, 4 and 5 and amendments thereto furnished to the Company during its most recent fiscal year, the Company believes that all of these forms required to be filed by Reporting Persons were timely filed pursuant to Section 16(a) of the Exchange Act.

                          COMMITTEES OF THE BOARD

         The Board of Directors has established standing Audit, Compensation and Nominating Committees. The principal responsibilities of each such committee are described below. The members of each such committee are identified in the director biographies set forth under "Management."

         The Audit Committee, consisting of two non-employee directors and one employee director, met once during Fiscal 1998. Each year it recommends the appointment of a firm of independent public accountants to examine the accounting records of the Company and its subsidiaries for the coming year. In making this recommendation, it reviews the nature of both audit-related and non-audit-related services rendered or to be rendered to the Company and its subsidiaries by the independent public accountants. The Audit Committee meets with representatives of the Company's independent public accountants and reviews with them audit scope, procedures and results, including any problems identified by the independent public accountants regarding internal accounting controls, and their recommendations. It also meets with the Company's chief financial officer to review reports on the functioning of financial controls and internal auditing and assesses internal controls within the Company and its subsidiaries based upon the activities of the internal auditing staff. The Audit Committee evaluates the performance of that staff. The Audit Committee also is prepared to meet with the Company's independent public accountants or chief financial officer at their request to review any special situation arising in relation to any of the foregoing subjects.

         The Compensation Committee, consisting of two non-employee directors and one employee director, met once during Fiscal 1998. The Compensation Committee establishes the compensation policies of the Company and makes salary recommendations to the Board of Directors for all elected officers. It also recommends bonuses for officers and other senior executives.

         The Nominating Committee, consisting of three directors, met twice during Fiscal 1998. It recommends to the Board of Directors nominees for director to be proposed for election by the stockholders and also reviews the qualifications of, and recommends to the Board of Directors, candidates to fill Board of Director vacancies as they may occur during the year. The Nominating Committee considers suggestions from many sources, including stockholders, regarding possible candidates for director. Such suggestions, together with appropriate biographical information, should be submitted to the Secretary of the Company for consideration by the Nominating Committee by October 31, 1999 for the next annual stockholders meeting. Guidelines regarding the qualifications of candidates for directors, insofar as they apply to non-employees, generally favor individuals who have managed relatively large, complex business, educational, or other organizations or who, in a professional or business' capacity, are accustomed to dealing with complex business or financial problems.

         Actions taken by any committee of the Board of Directors are reported to the Board of Directors, usually at its next meeting.

         There were twelve Board of Directors meetings during Fiscal 1998. In Fiscal 1998, each director attended more than 75% of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which he served.

                           EXECUTIVE COMPENSATION

    SUMMARY COMPENSATION TABLE

         The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Company's Chief Executive Officer and the other named executive officers.

                         ANNUAL COMPENSATION

    Name and                                             Other Annual
    Principle Position     Year   Salary($)   Bonus($)   Compensation($)

        (a)                (b)       (c)         (d)           (e)

    Don L. Collins         1998    360,000     140,000          --
     Chairman              1997    357,702      91,786          --
                           1996    328,579     215,792       93,750(1)

    Donald Lynn Collins    1998    295,000     180,000          --
     President, Chief      1997    285,170      84,028      355,976(2)
     Executive Officer     1996    243,867     320,139      230,114(1)(2)

    Lewis W. Ediger        1998    128,700      26,200          --
     Vice President,       1997    132,096      25,975          --
     Secretary             1996    122,190      10,000          --

    Terry L. Clark         1998    160,000      75,000          --
     Executive Vice        1997    155,417      40,655          --
     President, Operations 1996    124,255      10,000          --

    Larry W. Sayre         1998    135,000      50,000          --
     Vice President        1997    129,539      23,467          --
     Finance & CFO         1996    108,842       8,000          --

    SUMMARY COMPENSATION TABLE - (CON'T)

                          LONG TERM COMPENSATIONS
                                        Awards          Payouts
                                             Securities
                                 Restricted  Underlying          All Other
    Name and                        Stock     Options/   LTIP   Compensation
    Principle Position     Year   Awards($)   SARs(#)   Payouts     ($)

        (a)                (b)       (f)        (g)       (h)       (i)

    Don L. Collins         1998     $ --       25,000      --        --
     Chairman              1997       --      173,000      --        --
                           1996       --      162,000      --        --

    Donald Lynn Collins    1998       --       50,000      --        --
     President, Chief      1997       --      182,600      --        --
     Executive Officer     1996       --      216,000      --        --

    Lewis W. Ediger        1998       --        5,000      --        --
     Vice President,       1997       --       54,600      --        --
     Secretary             1996       --       90,000      --        --

    Terry L. Clark         1998       --       25,000      --        --
     Executive Vice        1997       --       48,000      --        --
     President, Operations 1996       --       18,000      --        --

    Larry W. Sayre         1998       --       15,000      --        --
     Vice President        1997       --       28,500      --        --
     Finance & CFO         1996       --       33,000      --        --

    (1)   Reimbursement of taxes paid on bonus.

    (2) Don L. Collins and Donald Lynn Collins were granted restricted stock awards as of January 20, 1995 in the amounts of 25,000 and 75,000 shares, respectively. In fiscal 1996, the company rescinded (i) all of Don L. Collins' restricted stock award and granted him a cash bonus of $140,625 plus a payment of $93,750 for reimbursement of taxes and (ii) 50,000 shares of Donald Lynn Collins' restricted stock award and granted him a cash bonus of $281,250 plus a payment of $230,114 for reimbursement of taxes. In fiscal 1997, the Company removed the restriction on the remaining 25,000 shares of Donald Lynn Collins' restricted stock previously awarded in 1995. The market value of these shares was $190,625 on the date the restriction was removed and the Company granted a bonus of $165,351 for reimbursement of taxes. The cash bonuses and tax reimbursements are included in the Summary Compensation Table.

    OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                     Individual Grants

                          Number of       Percent of
                          securities    total options/
                          underlying     SARs granted      Exercise of
                         Options/SARs    to employees       base price
    Name                  granted(1)     in fiscal year       ($/Sh)

    (a)                      (b)              (c)               (d)
    Don L. Collins         25,000(2)            -            $7.0000
    Don L. Collins         25,000(2)            -            $6.1250
    Don L. Collins         25,000             13.7%          $4.2500

    Donald Lynn Collins    50,000(2)            -            $7.0000
    Donald Lynn Collins    50,000(2)            -            $6.1250
    Donald Lynn Collins    50,000             27.4%          $4.2500

    Lewis W. Ediger         5,000(2)            -            $7.0000
    Lewis W. Ediger         5,000(2)            -            $6.1250
    Lewis W. Ediger         5,000              2.7%          $4.2500

    Terry L. Clark         25,000(2)            -            $7.0000
    Terry L. Clark         25,000(2)            -            $6.1250
    Terry L. Clark         25,000             13.7%          $4.2500

    Larry W. Sayre         15,000(2)            -            $7.0000
    Larry W. Sayre         15,000(2)            -            $6.1250
    Larry W. Sayre         15,000              8.2%          $4.2500

    OPTION/SAR GRANTS IN LAST FISCAL YEAR - (CON'T.)

                         Potential realizable value at assumed annual rates of stock price appreciation for option term

    Name                Expiration Date          5%($)          10%(%)

    (a)                      (e)                  (f)             (g)
    Don L. Collins         11/25/07             $110,056        $278,905
    Don L. Collins         02/27/08             $ 96,299        $244,042
    Don L. Collins         09/22/08             $ 66,820        $169,335

    Donald Lynn Collins    11/25/07             $220,112        $557,810
    Donald Lynn Collins    02/27/08             $192,598        $488,084
    Donald Lynn Collins    09/22/08             $133,640        $338,670

    Lewis W. Ediger        11/25/07             $ 22,011        $ 55,781
    Lewis W. Ediger        02/27/08             $ 19,260        $ 48,808
    Lewis W. Ediger        09/22/08             $ 13,364        $ 33,867

    Terry L. Clark         11/25/07             $110,056        $278,905
    Terry L. Clark         02/27/08             $ 96,299        $244,042
    Terry L. Clark         09/22/08             $ 66,820        $169,335

    Larry W. Sayre         11/25/07             $ 66,033        $167,343
    Larry W. Sayre         02/27/08             $ 57,780        $146,425
    Larry W. Sayre         09/22/08             $ 40,092        $101,601

    (1) Each stock option is exercisable six (6) months after the date of grant.
    (2) Represents options granted, cancelled and subsequently reissued.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES

         The following table provides information related to options exercised by the named executive officer during the 1998 fiscal year and the number and value of options held at fiscal year end. The Company does not have any outstanding stock appreciation rights.

                              Shares Acquired          Value
    Name                      on Exercise (#)        Realized ($)

    (a)                             (b)                   (c)
    Don L. Collins                149,200              $720,277
    Donald Lynn Collins                 -                     -
    Lewis W. Ediger                69,600              $363,900
    Terry L. Clark                 20,200              $ 52,075
    Larry W. Sayre                 23,500              $113,312

    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
    FISCAL YEAR-END OPTION VALUES - (CON'T)

                          Number of Underlying         Value of Unexercised
                         Unexercised Options at        In-the-Money Options
                               FY-End (#)                  at FY-End ($)

                               Exercisable/                  Exercisable/
    Name                      Unexercisable                 Unexercisable

    (a)                            (d)                            (e)
    Don L. Collins            155,800/25,000                      0/0
    Donald Lynn Collins       207,600/50,000                      0/0
    Lewis W. Ediger            50,000/ 5,000                      0/0
    Terry L. Clark             30,800/25,000                      0/0
    Larry W. Sayre             25,000/15,000                      0/0

                         Ten-Year Option/SAR Repricings

                                         Number of
                                         Securities       Market Price
                                         Underlying        of Stock at
                                        Options/SARs         Time of
                                         Repriced or       Repricing or
    Title/Name                   Date    Amended (#)       Amendment ($)

    Chairman of the Board
    Collins, Don L. Sr.        02/27/98    25,000             $6.125
    Collins, Don L. Sr         09/22/98    25,000             $4.250

    President and Chief
     Executive Officer
    Collins, Donald Lynn, Jr.  02/27/98    50,000             $6.125
    Collins, Donald Lynn, Jr.  09/22/98    50,000             $4.250

    Executive Vice
     President, Operations
    Clark, Terry L.            02/27/98    25,000             $6.125
    Clark, Terry L.            09/22/98    25,000             $4.250

    Vice President and
     Secretary
    Ediger, Lewis W.           02/27/98     5,000             $6.125
    Ediger, Lewis, W.          09/22/98     5,000             $4.250

    Vice President,
     Finance & CFO
    Sayre, Larry W.            02/27/98    15,000             $6.125
    Sayre, Larry W.            09/22/98    15,000             $4.250

   Ten-Year Option/SAR Repricings - (Con't)

                                                                  Length of
                                                                  Original
                                      Exercise Price             Option Terms
                                       of Stock at               Remaining at
                                         Time of       New         Date of
                                       Repricing or  Exercise    Repricing or
    Title/Name                  Date     Amendment   Price ($)     Amendment

    Chairman of the Board
    Collins, Don L. Sr.        02/27/98    $7.000     $6.125    9 yrs. 9 mos.
    Collins, Don L. Sr.        09/22/98    $6.125     $4.250    9 yrs. 5 mos.

    President and Chief
     Executive Officer
    Collins, Donald Lynn, Jr.  02/27/98    $7.000     $6.125    9 yrs. 9 mos.
    Collins, Donald Lynn, Jr.  09/22/98    $6.125     $4.250    9 yrs. 5 mos.

    Executive Vice
     President, Operations
    Clark, Terry L.            02/27/98     $7.000    $6.125    9 yrs. 9 mos.
    Clark, Terry L.            09/22/98     $6.125    $4.250    9 yrs. 5 mos.

    Vice President and
     Secretary
    Ediger, Lewis W.           02/27/98     $7.000    $6.125    9 yrs. 9 mos.
    Ediger, Lewis W.           09/22/98     $6.125    $4.250    9 yrs. 5 mos.

    Vice President,
     Finance & CFO
    Sayre, Larry W.            02/27/98     $7.000    $6.125    9 yrs. 9 mos.
    Sayre, Larry W.            09/22/98     $6.125    $4.250    9 yrs. 5 mos.


    Directors' Compensation

         During Fiscal 1998, the Company paid each employee director $850 for each Board of Directors meeting attended, which amounts are included in the Summary Compensation Table. Outside directors received $1,300 for each Board of Directors meeting attended and $850 for each Board of Directors committee meeting attended. In addition, Mr. Peters and Mr. Gothard each received Board of Directors retainer fees of $1,400 per month, and Mr. Lind received a Board of Directors retainer fee of $450 per month. Committee fees are not paid (i) to inside directors and (ii) to outside directors when such committee meetings are held on the same day as a Board of Directors meeting or in conjunction with a General Managers meeting.


    Report of the Compensation Committee on Executive Compensation

         The Company applies a consistent philosophy to compensation for all employees, including senior management. This philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of individuals working toward common objectives. The Company strives to achieve those objectives through teamwork that is focused on meeting the expectations of customers, stockholders and employees.

      Executive Compensation Philosophy. The Compensation Committee of the Board of Directors makes compensation recommendations to the Board of Directors and is composed of three directors, two of whom are independent. Donald Lynn Collins serves on the Compensation Committee but abstains from decisions regarding his own compensation and the compensation of Don L. Collins. The goals of the Compensation Committee are to align compensation with business objectives and performance, and to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company. The Compensation Committee considers several factors in establishing the executive compensation program of the Company, including both subjective and objective factors. Although profitability of the Company and market value of its Common Stock are considered in establishing the executive compensation program, neither of these factors are determinative. Rather, the Company's executive compensation program is based on the following principles:

        The Company attempts to compensate competitively.

        The Company is committed to providing a compensation program aimed at attracting and retaining highly qualified people, primarily from within the industry. To ensure that compensation is competitive, the Company periodically compares its compensation practices with those of competitors and other companies and sets its compensation parameters based on this review.

        The Company compensates sustained performance.

        Executive officers are rewarded based upon corporate performance and individual performance. Corporate performance is not determined strictly on the basis of designated criteria, but is evaluated on the basis of many factors including but not limited to earnings, revenues, product innovation, market share, strategic and business plan goals, the extent to which strategic and business plan goals are met and current industry conditions. Individual performance is evaluated by reviewing the executive officer's individual performance as well as, the performance of that officer's functional area of responsibility.

        The Company strives for fairness in the administration of compensation.

        The Company attempts to apply its compensation philosophy uniformly. The Company strives to achieve a balance of the compensation paid to a particular individual and the compensation paid to other executives both inside the Company and at competing companies.

        The Company's process of assessing executive performance is as follows:

        1. At the beginning of the annual performance cycle, objectives and key goals are set for the Company's executives.

        2.   Each executive is given ongoing feedback on performance.

        3. At the end of the annual performance cycle, the Chief Executive Officer and the Compensation Committee evaluate each executive's accomplishment of objectives and attainment of key goals.

        4. The accomplishment of objectives and attainment of key goals affect decisions on salary increases and, if applicable, stock options.

         Executive Compensation Vehicles. The Company utilizes the three components of its compensation program to attract and retain key executives, enabling it to improve its products, motivate technological innovation, foster teamwork and adequately reward executives, all with the goal of enhancing stockholder value. The annual cash-based compensation for executives consists of a base salary which reflects the respective executive's level of responsibility, breadth of knowledge and technical or professional skills and is subject to increases or decreases at the discretion of the Compensation Committee. Salaries are reviewed on an annual basis and may be changed at that time based on (i) information derived from the evaluation procedures described above, (ii) a determination that an individual's contributions to the Company have increased (or decreased), and
    (iii) changes in market conditions and competitive compensation levels.

         From time to time the Company awards bonuses to executive officers upon attainment of certain Company financial and operational goals. These bonuses are set forth in the Compensation Table. From time to time the Company also makes available to directors and executive officers incentive bonuses pursuant to the Company's unwritten Executive Incentive Compensation Plan (the "Incentive Compensation Plan"). Under the Incentive Compensation Plan, the Company may award cash and/or restricted Common Stock to directors and executive officers of the Company. The Incentive Compensation Plan is administered by the Compensation Committee of the Board of Directors and is a discretionary plan based upon performance by the individual and the Company.

         Long-term incentives are intended to be provided through the Company's 1997 Omnibus Incentive Plan which provides for granting
    (i) Stock Options, Restricted Stock Awards, Performance Shares, and/or Other Incentive Awards to employees of the Corporation and its Subsidiaries on the terms and subject to the conditions set forth in the Plan, and (ii) Director Options and Director Awards to Non-Employee Directors of the Company as approved by the Board. The Compensation Committee determines which executives will be eligible for incentives with the objective of aligning executives' long range interests with those of the stockholders by providing the executives with the opportunity to build a meaningful interest in the Company.

         Compensation of the Chief Executive Officer. As with the other executive officers, the CEO's total compensation is based upon several factors, including both subjective and objective factors. For Fiscal 1998, the Compensation Committee compared the CEO's annual salary with the annual salaries of chief executive officers of competitors and other peer groups, pursuant to several published national studies (the "Studies"). The Compensation Committee authorized a 6.78% merit increase in the CEO's annual salary and determined the CEO's annual salary to be reasonable and appropriate in light of the comparison to the Studies. It is the policy of the Compensation Committee to authorize a bonus for the CEO upon the attainment of certain Company financial and operational goals. These bonuses are described above and set forth on the Compensation Table.

         Compensation Committee Report on Repricing of Options. On November 25, 1997, the Board of Directors granted stock options to the Company's executive officers (the "November Options"). On February 27, 1998, the Compensation Committee (i) analyzed the difference between the exercise prices of the November Options versus the then-current market price of the Company's Common
    Stock and (ii) determined that, because of such price differential, the November Options were not providing the desired incentive for the performance of the executive officers. Pursuant to this determination, the Board of Directors canceled all of the November Options and exchanged them for an equivalent number of options with an exercise price equal to the market price of the Company's Common Stock as of February 27, 1998 (the "February Options").

         On September 22, 1998, the Compensation Committee (i) analyzed the difference between the exercise prices of the February
    Options versus the then-current market price of the Company's Common Stock and (ii) determined that, because of such price differential, the February Options were not providing the desired incentive for the performance of the executive officers. Pursuant to this determination, the Board of Directors canceled all of the February Options and exchanged them for an equivalent number of options with an exercise price equal to the market price of the Company's Common Stock as of September 22, 1998.

    Compensation Committee Members:    Don S. Peters
                                       Donald Lynn Collins
                                       Robert E. Lind

    Compensation Committee Interlocks and Insider Participation

         During Fiscal 1998, the members of the Compensation Committee were primarily responsible for determining executive compensation. Messrs. Donald Lynn Collins, Robert E. Lind and Don
    S. Peters comprised the Compensation Committee. Mr. Collins is currently the President and Chief Executive Officer of the Company. Mr. Lind was employed by the Company as its purchasing manager from 1972 until his retirement in 1980.

                               STOCK PERFORMANCE

         The following chart shows a five-year comparison of cumulative total stockholder returns for the Company's Common Stock during the five (5) fiscal years ended October 31, 1998 with the NASDAQ U.S. Index and an index of peer groups selected by the Company.
    The companies in the peer group are Champion Industries, Federal Signal, Thor Industries, Spartan Motors and Metro Trans. The comparison assumes an investment of $100 on October 31, 1993 in each index and the Company's Common Stock and that all dividends were reinvested.
                 Base
                 Year
                 1993      1994      1995      1996      1997      1998
    Collins     $100.0    $120.0    $110.0    $306.7    $373.3    $203.3
    Peer Group  $100.0    $121.7    $109.1    $143.1    $142.8    $112.9
    NASDAQ-US   $100.0    $100.6    $135.4    $159.8    $210.3    $235.8

                                     PROPOSAL 2:
                  RATIFICATION BY STOCKHOLDERS OF APPOINTMENT OF
                          INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected the firm of Arthur Andersen LLP, independent certified public accountants, to be the Company's auditors for the fiscal year ending October 31, 1999. Representatives of Arthur Andersen LLP, are expected to be present at the Annual Meeting and shall have the opportunity to make a statement and to respond to appropriate questions.

         A vote of the majority of all shares present in person or by proxy and voting at the Annual Meeting is necessary for the ratification of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending October 31, 1999. If the appointment of Arthur Andersen LLP is not approved at the Annual Meeting, the Board of Directors will consider the selection of another accounting firm.

               THE BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL.


                           STOCKHOLDER PROPOSALS

         Proposals of stockholders intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company at the offices shown on the first page of the Proxy Statement on or before September 22, 1999, in order to be included in the proxy material proposed to be issued in connection with such meeting.

                                 OTHER MATTERS

         Management is not aware of any matters to come before the Annual Meeting which will require the vote of stockholders other than those matters indicated in the Notice of Meeting and this Proxy Statement. However, if any other matter requiring stockholder action should properly come before the Annual Meeting or any adjournment thereof, those persons named as proxies on the enclosed proxy card will vote thereon according to their best judgement.

                                       By order of the Board of Directors

    Dated: January 21, 1999
                                        Lewis W. Ediger
                                        Secretary